EXHIBIT 10.23

December 23, 2008

Mr. James J. Cramer
c/o TheStreet.com, Inc.
14 Wall Street, 15th Floor
New York, New York  10005

Re:	Employment Agreement, dated as of January 1, 2008 and amended as of July 30, 2008 (the “Employment Agreement”) between TheStreet.com, Inc., (the “Company”), and James J. Cramer (“Cramer”)

Dear Jim:

Reference is made to the Employment Agreement.  The parties hereto wish to amend the salary provisions contained in Section 2(a).  Capitalized terms used and not defined herein have the same meanings ascribed to them in the Employment Agreement.

In consideration of the foregoing and of the mutual agreements of the parties herein contained, the parties hereby agree that this letter, when executed by the parties, shall amend, modify and supplement the Employment Agreement as follows:

1.	By deleting the text in Section 2(a)(ii) that reads “One Million Five Hundred Sixty Thousand Dollars ($1,560,000)”

And replacing it with the following:

“One Million Three Hundred Thousand Dollars ($1,300,000)”.

2.
Except as expressly modified, amended or supplemented by this letter agreement, all other terms and provisions of the Employment Agreement shall remain and continue unmodified in full force and effect.

If the foregoing accurately reflects your understanding, kindly sign this letter in the space provided below.

Best regards,

THESTREET.COM, INC.

By:	/s/ Thomas Clarke
Thomas J. Clarke, Jr.
Chief Executive Officer

AGREED & ACCEPTED:

/s/ James Cramer
James J. Cramer